Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF
LANNETT COMPANY, INC.

(Amended and restated effective as of January 23, 2019)

ARTICLE I
Identification

Section 1.              Name.  The name of the Corporation is LANNETT COMPANY, INC.

Section 2.              Registered Office.  The address of the registered office of the Corporation shall be such as the Board of Directors, from time to time, may designate within the State of Delaware.

Section 3.              Seal.  In the event the Board of Directors may determine that the Corporation should have a corporate seal, such seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the periphery of the seal shall appear the words “LANNETT COMPANY, INC.” In the center of the seal shall appear the word “Delaware” and the year of incorporation of the Corporation. The seal shall be kept in the Office of the Secretary of the Corporation.

Section 4.              Fiscal Year.  The fiscal year of the Corporation shall end on June 30. The Board of Directors shall have the power by resolution to change the fiscal year of the Corporation.

ARTICLE II
Capital Stock

Section 1.              Certificates Representing Shares.  Every share certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or a Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without share certificates. The rights and obligations of each share of the Corporation’s stock are identical whether or not such shares are represented by share certificates.

Section 2.              Transfer of Shares.  With respect to certificated shares, transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which share certificate shall be cancelled at the time of transfer. With respect to book-entry shares, transfer of shares shall be made on the books of the Corporation when duly authorized by the Board of Directors or by those corporate officers designated by the Board of Directors to carry out such transfer.

Section 3.              Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new share certificate in the place of any share certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed share certificate, or his or her legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of such share certificate.

ARTICLE III
The Stockholders

Section 1.              Place of Meetings. Meetings of the stockholders of the Corporation may be held at such place, either within or without the State of Delaware or at no place and solely by means of remote communication, in each case as may be designated in the respective notices or waivers of notice thereof or proxies to represent stockholders thereat.

Section 2.              Stockholders’ Meetings.

(a)           Annual Meeting.  The annual meeting of the stockholders (the “Annual Meeting”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each calendar year on such day as shall be fixed by the Board of Directors from time to time.

(b)           Special Meetings.  Special meetings of the stockholders (“Special Meetings”) may be called by the Chairman of the Board, the Chief Executive Officer, the President, the majority of the Board of Directors, or the holders of not less than a majority of all the shares entitled to vote at the Meeting. At any time upon written request of any person or persons entitled to call a Special Meeting, it shall be the duty of the Secretary to call a Special Meeting of the stockholders to be held at such time as the Secretary may fix, not less than 10 nor more than 60 days after the stockholders receive notice of the Special Meeting. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the Special Meeting is called, shall be given not less than 10 nor more than 60 days before the date of the Special Meeting to each stockholder entitled to vote at such meeting.

(c)           Adjournments.  The chairman of a meeting of the stockholders may adjourn such meeting from time to time without notice other than announcement at the meeting, whether or not a quorum is present. If an Annual Meeting or Special Meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, the notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(d)           Nominations and Business at Stockholders’ Meetings.  Only those persons who are nominated in accordance with the procedures set forth in these Bylaws are eligible for election as directors at any meeting of stockholders of the Corporation.  Only business that has been properly brought before a meeting of stockholders in accordance with the procedures set forth in these Bylaws shall be conducted at such meeting.  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders at an Annual Meeting of stockholders may be made only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) in accordance with Article III, Section 4 of these Bylaws, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder of the Corporation who is a stockholder of record, at the time of giving of notice provided for in this Article III, Section 2, on the record date for the determination of stockholders entitled to vote at such meeting, and at the time of the meeting, and who is entitled to vote at the meeting and who complied with the notice procedures set forth in these Bylaws. For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of this Article III, Section 2(d), (A) the stockholder must have given timely written notice thereof to the Secretary, in proper form as provided by Article III, Section 2(e) hereof, and (B) such other business must otherwise be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (“DGCL”). To be timely, a stockholder’s notice relating to an Annual Meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day before the date of the one-year anniversary of the immediately preceding year’s Annual Meeting (provided, however, that if the date of the Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day before such Annual Meeting and not later than the close of business on the later of the 90th day before such Annual Meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an Annual Meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e)           Stockholder Notice.  To be in proper form, a stockholder’s notice to the Secretary must:

(i)            as to each person whom the stockholder (the “Noticing Stockholder”) proposes to nominate for election or re-election as a director, set forth or provide (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (present and for the past five years), (C) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such person (provided that for purposes of this Article III, Section 2(e)(i), such person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (D) all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among such Noticing Stockholder and beneficial owner, if any, and their respective Affiliates and associates (within the meaning of Rule 12b-2 under the Exchange Act), or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Noticing Stockholder and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (F) a completed signed questionnaire, and written representation and agreement, each as required by Article III, Section 2(f) of these Bylaws;

(ii)           as to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth or provide (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting and any material interest in such business of such Noticing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (D) a complete and accurate description of all agreements, arrangements and understandings between such Noticing Stockholder and beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such Noticing Stockholder; and

(iii)          as to the Noticing Stockholder and any beneficial owner on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders”), set forth (A) the name and address of the Noticing Stockholder as they appear on the Corporation’s books, (B) the name and address of all other Holders, if any, (C) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by each of the Holders (provided that for purposes of this Article III, Section 2(e)(iii), such person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (D) the Ownership Information (as defined below) for the Holders, (E) a representation that the Noticing Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether any of the Holders intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (G) the Noticing Stockholder’s representation as to the accuracy of the information set forth in the notice.

In addition to the foregoing, the Noticing Stockholder also shall provide the Corporation with any other information reasonably requested by the Corporation, including, such other information as may be reasonably required to determine (x) the eligibility of a proposed nominee to serve as a director of the Corporation, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.

A stockholder providing notice of any nomination or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article III, Section 2 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

Notwithstanding the foregoing provisions of Article III, Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation and present his or her proposed business or nomination, such proposed business will not be transacted and the nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Article III, Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) stating that such person is authorized to act for such stockholder as a proxy at the meeting of stockholders, and such person must produce proof that he or she is a duly authorized officer, manager or partner of such stockholder or such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, as well as valid government-issued photo identification, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Article III, Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article III, Section 2; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Article III, Section 2(d), and compliance with this Article III, Section 2 shall be the exclusive means for a stockholder to make nominations or submit other business (other than business properly brought under and in compliance with Rule 14a-8 of the Exchange Act or any successor provision).  Nothing in this Article III, Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For purposes of this Article III, Section 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, publicly filed by the Corporation with any national securities exchange on which the Corporation’s stock is listed or traded or furnished by the Corporation to its stockholders.

For purposes of this Article III, Section 2, “Ownership Information” means: (a) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole in or part from the value of any class or series of shares of the Corporation, whether or not the instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by any of the Holders and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (b) any proxy, contract, arrangement, understanding or relationship pursuant to which any of the Holders has a right to vote or has granted a right to vote any shares of the Corporation, (c) any short interest held by any of the Holders in any shares of the Corporation (a Holder is deemed to hold a short interest in a security if such Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (d) any rights to dividends on shares of the Corporation owned beneficially by any of the Holders that are separated or separable from the underlying shares of the Corporation, (e) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any of the Holders is a general partner or, directly or indirectly, beneficially owns any interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (f) any performance-related fees (other than an asset-based fee) that any of the Holders is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments and (g) any arrangements, rights or other interests described in the preceding clauses of this paragraph held by any member of the immediate family of any of the Holders that shares the same household with such Holder.

(f)            Questionnaire; Voting.  To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Article III, Section 2, a proposed nominee must deliver (in the case of nominee nominated by a stockholder pursuant to this Article III, Section 2, in accordance with the time periods prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary upon written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) if elected as director of the Corporation, intends to serve for a full term and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation duly adopted by the Board of Directors.

(g)           Organization and Procedure.  At any meeting of stockholders, the Chairman of the Board or, if the Chairman of the Board is not available, a director, or, if a director is not available, such officer of the Corporation designated by a majority of the directors that the Corporation would have if there were no vacancies on the Board of Directors (the “Whole Board”), will call meetings of the stockholders to order and will act as the chairman of the meeting thereof, and the stockholders shall not have the right to elect a different person as chairman of the meeting. Unless otherwise determined prior to the meeting by a majority of the Whole Board, the chairman of the meeting of the stockholders will have the right and the authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including, (i) restricting entry to the meeting after it has commenced, (ii) maintaining order and the safety of those in attendance, (iii) opening and closing the polls for voting, (iv) dismissing business or proposals not properly submitted, (v) limiting the time allowed for discussion of the business of the meeting, (vi) restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, (vii) ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon any determination by the chairman of the meeting, in his or her sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting and (viii) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint a secretary of the meeting.

At an Annual Meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by the Board of Directors in accordance with these Bylaws, (ii) brought before the meeting by the chairman of the meeting or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with these Bylaws and applicable law.

At a Special Meeting, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a Special Meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by the Board of Directors in accordance with these Bylaws or (ii) brought before the meeting by the chairman of the meeting or by or at the direction of a majority of the Whole Board.

The determination of whether any business sought to be brought before any Annual or Special Meeting is properly brought before such meeting will be made by the chairman of the meeting. If the chairman of the meeting determines that any business is not properly brought before such meeting, he or she will so declare at the meeting and any such business will not be conducted or considered.

Section 3.              Corporate Records: Inspection.

(a)           Obligation to Maintain.  The Corporation shall keep at its registered office or at its principal place of business an original or duplicate record of the proceedings of the stockholders and of the Board of Directors, the original or a copy of its Bylaws, certified by the Secretary of the Corporation, the Corporation’s stock ledger, and a list of its stockholders, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of share certificates issued and the number and date of cancellation of every share certificate surrendered for cancellation. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

(b)           Right of Inspection.  Subject to complying with the requirements of Section 220 of the DGCL, every stockholder of record shall have a right to examine, upon demand under oath stating the purpose thereof, in person or by agent or attorney, during usual business hours, for any proper purpose, the stock ledger, the list of stockholders, the Corporation’s books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom.

Section 4.              Notice of Meetings - Waiver.  Written or printed notice, stating the place, date and hour of a meeting of the stockholders and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10, or in case of a merger or consolidation to which the Corporation is a party, or in the case of the sale of substantially all of its assets, not less than 20, nor more than 60, days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting and to each holder of other securities having voting power. The Corporation shall give such notices, if any, as required by the national exchange upon which the Corporation’s common stock is traded. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder or such other security holder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Waiver by a stockholder of notice in writing of a stockholders’ meeting, signed by him or her, whether before or after the time stated therein, shall be equivalent to the giving of such notice, and neither the business to be transacted at, nor the purpose of, such meeting need be specified in such waiver. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 5.              Fixing Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or allotment of any rights, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed: (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at the close of business on the day next preceding the day on which notice is given; or (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.              Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be open to the examination of any stockholder, for any purpose germane to the meeting during the ordinary business hours, for a period of at least 10 days prior to the meeting, either on a reasonable  electronic network or at the Corporation’s principal place of business. Such list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and shall be subject to the inspection of any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholders’ list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 7.              Quorum.  The presence, in person or represented by proxy, of holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at a meeting of stockholders. The stockholders present, in person or represented by proxy, at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough of the stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

Section 8.              Voting at Meetings.

(a)           Voting Stock.  Except as otherwise provided by law or by the Certificate of Incorporation, every holder of the common stock of the Corporation shall be entitled to one vote for each share of common stock standing in his or her name on the books of the Corporation.

(b)           Action by Written Consent.  Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, any action which could be taken at any Annual or Special Meeting may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken are (i) signed by the holders of outstanding shares of stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 8(b) of Article III, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 8(b) of Article III. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary of the Corporation. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(i)            For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall by written notice delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by registered mail, return receipt requested, request that the Board of Directors fix a record date, which notice shall contain (i) a description of the action that the stockholder proposes to take by consent, (ii) the text of the proposal and of any proposed resolution to be effected by the consent, (iii) the information required by Article III, Section 2(d) to the extent applicable, as though the stockholder making the request were submitting a stockholder notice with respect to a director nomination or proposal of stockholder business, (iv) an acknowledgment by the stockholder making the request and the beneficial owner, if any, on whose behalf the request is being made that a disposition of shares of the capital stock of the Corporation, owned of record or beneficially as of the date on which the request in respect of such shares is delivered to the Secretary of the Corporation, that is made at any time prior to the delivery of the first written consent with respect to the action that the stockholder proposes to take by consent shall constitute a revocation of such request with respect to such disposed shares and (v) documentary evidence that the stockholder making the request owns the shares of capital stock of the Corporation as of the date that the request in respect of such shares is delivered to the Secretary of the Corporation (a “Written Request”); provided that, if the stockholder making the Written Request is not the beneficial owner of such shares, then to be valid, the Written Request must also include documentary evidence (or, if not simultaneously provided with the Written Request, such documentary evidence must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation within 10 days after the date on which the Written Request is delivered to the Secretary of the Corporation) that the beneficial owner on whose behalf the Written Request is made beneficially owns the shares as of the date on which such Written Request is delivered to the Secretary of the Corporation. In addition, the requesting stockholder and the beneficial owner, if any, on whose behalf the Written Request is being made shall promptly provide any other information reasonably requested by the Corporation. Any stockholder may revoke a Written Request with respect to such stockholder’s shares at any time by written revocation delivered to the Secretary of the Corporation.

(ii)                                  If no record date has been fixed by the Board of Directors pursuant to this Section 8(b)  of Article III or otherwise within 10 days of the Secretary of the Corporation’s receipt of a valid Written Request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to this Section 8(b) of Article III; provided that, if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(iii)                               In the event of the delivery, in the manner provided by this Section 8(b) of Article III and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of performing promptly a review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 8(b) of Article III and applicable law have been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 8(b) of Article III shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, the commencement, prosecution or defense of any litigation with respect thereto).

(c)                                  Proxies.  A stockholder, or the holder of any other security having voting power, may vote either in person or by proxy executed in writing by the stockholder, or by his or her duly authorized attorney-in-fact. No unrevoked proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

(d)                                 Voting of Shares Owned by Other Corporations.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine; or, in the absence of such provision or determination, as the president or vice president and secretary or assistant secretary of such other corporation may by proxy, duly executed and sealed (but not necessarily acknowledged or verified), designate.

(e)                                  Voting of Shares Owned by Fiduciaries.  Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. It shall not be necessary for such fiduciary to obtain a court order authorizing him or her to vote such shares. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

(f)                                   Voting of Shares Owned by Two or More Persons.  If shares or other securities having voting power stand of record in the names of two or more persons, the right to vote such securities and the effect of such vote shall be determined as provided in Section 217 of the DGCL or any law amending or supplementing the same.

(g)                                  Voting of Shares Owned by Receivers.  Shares standing in the name of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

(h)                                 Voting of Pledged Shares.  A stockholder whose shares are pledged shall be entitled to vote such shares unless the shares have been transferred into the name of the pledgee, and in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon.

Section 9.                                 Inspectors of Election.

(a)                                 Appointment of Inspectors.  In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his or her proxy, shall make such appointment at the meeting. The number of inspectors shall be one or three. If appointed at a meeting at the request of one or more stockholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector.

(b)                                 Failure to Act.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman.

(c)                                  Duties of Inspectors.  The inspector of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes; determine the result; and perform such acts as may be proper to conduct the election. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)                                 Inspectors’ Certificate.  On request of the chairman of the meeting, or of any stockholder or his or her proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

ARTICLE IV
The Board of Directors

Section 1.                                 Number and Qualifications. The business and affairs of the Corporation shall be managed by a Board of Directors (who need not be residents of the State of Delaware, nor stockholders of the Corporation), and may consist of such number as may be determined from time to time by the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 2.                                 Election. At each Annual Meeting, the stockholders by plurality vote shall elect directors to hold office until the next succeeding Annual Meeting, unless sooner removed as provided in these Bylaws. Elections for directors shall be by written ballot if any stockholder so requests. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall be duly elected and qualified.

Section 3.                                 Vacancies. Unless otherwise required by the DGCL or provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and directors so chosen shall serve for a term expiring at the Annual Meeting of stockholders at which the term of office to which they have been elected expires and until such directors’ successors have been duly elected and qualified.

Section 4.                                 Place of Meetings. Annual, regular or special meetings of the Board of Directors of the Corporation may be held either within or without the State of Delaware.

Section 5.                                 Directors’ Meetings.

(a)                                 Annual Meeting. The Board of Directors shall meet each year immediately after the Annual Meeting, at the place where such meeting of the stockholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

(b)                                 Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and place as may, from time to time, be fixed by resolution of the Board of Directors or as may be specified in the call of the meeting.

(c)                                  Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or by any two members of the Board of Directors, and shall be held upon notice by mail, fax or e-mail, delivered for transmission not later than during the second business day immediately preceding the day for such meeting, or by telephone received not later than during the third business day immediately preceding the day for such meeting. Notice of any special meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting. Notice of such special meeting shall include the place, day and hour of such special meeting.

(d)                                 Adjournment. When a meeting of the Board of Directors is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 6.                                 Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, that if all of the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, such action shall be as valid corporate action as though it had been authorized at a duly convened meeting of the Board of Directors.

Section 7.                                 Removal.

(a)                                 The entire Board of Directors or any individual director may be removed from office with or without cause, by a vote of stockholders holding a majority of the shares outstanding and entitled to vote at any Annual Meeting.

(b)                                 Any one or more of the directors may be removed for cause by the vote of at least 80% of the remaining directors. For purposes of these Bylaws, the Board of Directors shall have cause for removal upon the willful engaging by a director in conduct which is materially and demonstrably injurious to the Corporation.

Section 8.                                 Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.                                 Interest of Directors and Officers in Contracts.

(a)                                 No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction, or solely because the votes of such director or officer are counted for such purpose, if:

(i)                                     The material facts as to the interest of such director or officer and as to the contract or transaction are disclosed or are known to the Board of Directors or if the Board of Directors or the committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or officer; or

(ii)                                  The material facts as to the interest of such director or officer and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii)                               The contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders and is found to be in compliance within the spirit and intent of the regulations imposed by the Sarbanes-Oxley Act of 2002.

(b)                                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 10.                          Compensation of Directors. The Board of Directors may establish the compensation for, and reimbursement of the expenses of, directors, for their membership on the Board of Directors and on committees thereof, for attendance at meetings of the Board of Directors or committees thereof and for other services by directors to the Corporation or any of its majority owned subsidiaries.

Section 11.                          Rules. The Board of Directors may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.

Section 12.                          Participation in Meetings by Remote Communications. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

Section 13.                          Reliance upon Books, Reports and Records. Each director and each member of a committee designated by the Board of Directors will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the director or committee member believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE V
Committees

Section 1.                                 The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 2.                                 In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3.                                 Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (ii) adopting, amending, or repealing any Bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required consistent with any rules or procedures determined by the Board with respect to such committee.

ARTICLE VI
The Officers

Section 1.                                 Number. The principal officers of the Corporation shall consist of the Chief Executive Officer, the President, a Secretary, a Chief Operations Officer, a Chief Financial Officer, and a Treasurer; and may include one or more Vice Presidents (who may be designated as Corporation Vice Presidents, Senior Vice Presidents, Executive Vice Presidents or Group Vice Presidents), and such subordinate officers and assistant officers and agents as may be deemed necessary and elected or appointed by the Board of Directors, in such manner and for such terms as the Board of Directors may prescribe. Any two or more principal offices may be held by the same person, as designated and elected by the Board of Directors, except the offices of President and Secretary. The Chief Executive Officer and/or President should preside at all officer meetings.

Section 2.                                 General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

Section 3.                                 Election, Term of Office and Qualifications. The officers shall be chosen by the Board of Directors. Each officer shall hold office until the earliest to occur of (i) such time as his or her successor is chosen and qualified; (ii) his or her death; (iii) he or she shall have resigned; or (iv) he or she shall have been removed in the manner provided in Section 4.

Section 4.                                 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5.                                 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one is elected, the Chief Executive Officer, the President or Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                                 Vacancies. Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

Section 7.                                 The Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and all meetings of the Board of Directors, and may be the Chief Executive Officer of the Corporation if the directors so elect.

Section 8.                                 The Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and all meetings of the stockholders of the Corporation. He or she shall have the ordinary duties of an executive officer having general supervision and direction of the affairs of a business corporation and, unless otherwise ordered by the Board of Directors, shall execute in the name of the Corporation all contracts and other documents requiring the signature of the Corporation. He or she shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 9.                                 The President. The President shall perform the duties of the Chief Executive Officer in his or her absence. He or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors of the Corporation. The President may also be elected as the Chief Executive Officer.

Section 10.                          The Vice President. The Vice President or Vice Presidents, if elected, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate. At the request of the President, a Vice President may, in the case of the absence or inability to act of the President, temporarily act in his or her place. In the case of the death of the President, or in the case of his or her absence or inability to act, a Vice President designated by the Board of Directors shall act temporarily in his or her place until such time as the Board of Directors shall elect a new President.

Section 11.                          The Secretary and Assistant Secretary. The Secretary and Assistant Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the offices of Secretary and Assistant Secretary, and such other duties as may, from time to time, be assigned to them by the Board of Directors, the Chief Executive Officer, or by the President.

Section 12.                          The Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall be the financial officers of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the offices of Chief Financial Officer and Treasurer, and such other duties as, from time to time, may be assigned to them by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer and Treasurer shall render to the Chief Executive Officer, President and the Board of Directors, whenever the same shall be required, an account of all their transactions as Chief Financial Officer and Treasurer and of the financial condition of the Corporation. They shall, if required to do so by the Board of Directors, give the Corporation a bond, the premiums for which shall be paid by the Corporation. The bond shall be in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

Section 13.                          Compensation. The salaries or other compensation of the Chief Executive Officer shall be fixed by the Compensation Committee. The salaries or other compensation of the other officers are recommended by the Chief Executive Officer to the Compensation Committee for approval. No officer shall be prevented from receiving such salary by reason of the fact he or she is also a director of the Corporation.

Section 14.                          Succession. Each officer of the Corporation will hold office until his or her successor is elected and qualified or until his or her death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board of Directors.

ARTICLE VII
Indemnification of Directors, Officers, Agents and Employees

Section 1.                                 Mandatory Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by applicable law, each current or former director or officer of the Corporation who was or is, or is threatened to be made, a party to or otherwise involved in any Proceeding (hereinafter defined) by reason of the fact that such person is or was an Authorized Representative (hereinafter defined), against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, whether the basis of such person’s involvement in the Proceeding is an alleged act or omission in such person’s capacity as an Authorized Representative or in another capacity while serving in such capacity, or both, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The Corporation shall be required to indemnify an incumbent or former director or officer in connection with a Proceeding initiated by such person only if and to the extent that such Proceeding was authorized by the Board of Directors or it is a civil suit by such person to enforce rights to indemnification or advancement of expenses.

Section 2.                                 Advancement of Expenses. The Corporation shall promptly pay all expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by an incumbent or former director or officer of the Corporation in defending or appearing (otherwise than as a plaintiff) in any Proceeding described in the foregoing Section 1 in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses under this Article or otherwise.

Section 3.                                 Non-Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Corporation’s Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who, has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.                                 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section.

Section 5.                                 Powers of the Board of Directors. The Corporation may enter into contracts to provide any Authorized Representatives with specific rights to indemnification and advancement of expenses, which contracts may confer rights and protections to the maximum extent permitted by applicable law. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to create trust funds, pledge, mortgage or create security interests in the assets of the Corporation, obtain letters of credit or use other means, from time to time, to ensure payment of such amounts as may be necessary to perform the Corporation’s obligations under this Article or any such contract.

Section 6.                                 Definitions. For the purposes of this Article:

(a)                                 “Proceeding” means a threatened, pending or completed action or suit, whether civil, criminal, administrative or investigative.

(b)                                 References to “the Corporation” include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives, so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(c)                                  “Authorized Representative” means a director, officer, employee or agent of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan, or a person serving another corporation, partnership, joint venture, trust, other enterprise or non-profit entity in any of the foregoing capacities at the request of the Corporation.

ARTICLE VIII
Special Corporate Acts:

Negotiable Instruments, Deeds, Contracts and Stockholders’ Meetings

Section 1.                                 Deposit of Funds. The moneys of the Corporation shall be deposited in the name of the Corporation, in such depositories as the Board of Directors shall designate or otherwise authorize, and shall be drawn out only in such manner as the Board of Directors shall prescribe.

Section 2.                                 Execution of Deeds, Contracts, Etc. Subject always to the specific directions of the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chief Executive Officer, President or a Vice President and attested by the Secretary or Assistant Secretary; and the Secretary, or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

Section 3.                                 Endorsement of Stock Certificates. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

Section 4.                                 Voting of Shares Owned by Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or any Vice President duly authorized by the Chief Executive Officer or the Board of Directors, shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation of which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IX
Amendments

The Board of Directors, by a majority vote of the members thereof, shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, at any regular or special meeting of the Board of Directors duly convened after notice of such purpose, subject always to the power of an affirmative vote of the stockholders holding a majority of the outstanding shares to modify such action.

ARTICLE X
Miscellaneous

Whenever the provisions of these Bylaws shall contradict the provisions of the Corporation’s Certificate of Incorporation, the provisions of the Certificate of Incorporation shall control.

ARTICLE XI
Exclusive Forum for Stockholder Actions

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. The provisions of this Article XI shall apply to all actions filed on or after the date of the adoption of this Article XI.